Exhibit 99.1

Homesites Owned & Controlled Additional Disclosure

November 30, 2004

Controlled

Owned Optioned JV Total

East 23,559 47,474 18,487 89,520

Central 24,355 24,060 14,916 63,331

West 39,826 22,380 41,010 103,216

Total 87,740 93,914 74,413 256,067

34% 37% 29% 100%

November 30, 2003

Controlled

Owned Optioned JV Total

East 18,923 32,459 16,676 68,058

Central 22,345 20,159 20,780 63,284

West 32,625 31,133 13,838 77,596

Total 73,893 83,751 51,294 208,938

35% 40% 25% 100%

Types of Option Contracts

3rd Party

JV

Land Bank

Lennar Interest

Lennar has no equity invested and no membership interest

Lennar is JV member with equity interest generally ranging from 12.5% to 50%

Lennar has no equity invested and no membership interest

Land Development

3rd party completes development

Lennar or other JV partner completes land development and receives management fees

Lennar manages the development and receives management fees

Deposits

Generally equal to or less than 10% of purchase price

Generally range from 0-15% of purchase price

Generally equal to 10-15% of purchase price

Takedown Schedule

Structured takedown with price escalators

Structured takedown with price escalators

Structured takedown with price escalators

Accounting Example For Land Purchased From JV

Land Purchase $40,000

Lennar’s Results

Purchased by Lennar

Land basis $40,000

Development costs $20,000

Finished homesite $60,000

Construction costs $150,000

Home cost of sales $210,000

Sales price $300,000

Profit $90,000

Gross margin 30.0%

Optioned from JV

Finished homesite $80,000

Construction costs $150,000

Home cost of sales $230,000

Sales price $300,000

Profit $70,000

Plus deferred JV profit $10,000

Total profit $80,000

Gross margin 26.7%

JV’s Results

Purchased by JV, optioned by Lennar

Sales price Lenner $80,000

Profit $20,000

Lennar’s 50% interest $10,000

(deferred by Lennar until home is delivered)

Gross margin 25.0%

The amounts shown above are hypothetical and do not represent any of our joint venture transactions in particular or in the aggregate.